Commercial Metals Company
2013 Long-Term Equity Incentive PlanRestricted Stock Award Agreement for Nonemployee Directors
Commercial Metals Company, a Delaware corporation (the “Company”), hereby grants to [_____________] (the “Holder”) as of [   ] (the “Grant Date”), pursuant to the terms and conditions of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan (the “Plan”), a restricted stock award (the “Award”) of [____] shares of the Company’s Common Stock, par value $0.01 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”). Capitalized terms not defined herein shall have the meanings specified in the Plan.
1.Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company. As soon as practicable after the Holder has executed this Agreement and returned it to the Company, the Company shall cause to be issued in the Holder’s name the total number of shares of Stock subject to the Award.
2.Rights as a Stockholder. During the Restriction Period or until forfeiture pursuant to Section 4, the Holder shall have all of the rights of a stockholder of the Company, including the right to vote the Stock and the right to receive dividends paid with respect thereto. Any stock dividends paid with respect to Stock (whether vested or unvested) shall at all times be treated as Stock and shall be subject to all restrictions placed on Stock. Stock dividends paid with respect to unvested Stock shall be unvested and shall become vested in accordance with the terms and conditions applicable to the shares of Stock to which such dividends relate. Additionally, the Holder, as record holder of the Stock, has the exclusive right to vote, or consent with respect to, such Stock until such time as the Stock is transferred in accordance with this Agreement or a revocable proxy not to exceed 30 days in duration is granted to another stockholder for the sole purpose of voting for directors of the Company; provided that this revocable proxy shall not create any voting right where the holders of such Stock otherwise have no such right. The Holder may not grant any other type of proxy to any person.
3.Custody and Delivery of Shares. The shares of Stock subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the shares of Stock duly noted, until such Award shall have vested, in whole or in part, pursuant to Section 4 hereof, and as soon thereafter as practicable the vested Stock shall be delivered to the Holder as the Holder shall direct.
4.Restriction Period and Vesting.
a..Service-Based Vesting Condition. Except as specifically provided in the Agreement and subject to certain restrictions and conditions set forth in the Plan, the Award shall vest 100% on the first anniversary of the Grant Date, provided the Holder is providing services as a director of the Company on that date. The period of time during which any of the shares of Stock subject to the Award are unvested shall be referred to herein as the “Restriction Period.”
b..Change in Control. Notwithstanding Section 4.1, in the event of Holder’s involuntary removal from the Board (other than a removal for cause as determined by the Board in accordance with the Company’s constituent documents and applicable law) following the occurrence of a Change in Control, all shares of Stock not previously vested or forfeited shall immediately become fully vested.
c..Termination of Service Due to Death or Disability. If the Holder’s service as a director of the Company terminates due to the Holder’s death or Total and Permanent Disability, then all shares of Stock not previously vested or forfeited shall immediately become fully vested. For purposes of this Award, “Total and Permanent Disability” shall mean that the Holder, because of ill health, physical or mental disability or any other reason beyond his or her control, is unable to perform his or her duties as a director for a period of six (6) continuous months, as determined in good faith by the Committee.
d..Forfeiture of Stock. All shares of Stock subject to the Award that have not vested pursuant to Section 4.1, Section 4.2 or Section 4.3 shall be forfeited on the date of the Holder’s termination of service as a director. Upon forfeiture, the Holder’s rights with respect to the Stock and the Award shall cease and terminate, without any further obligations on the part of the Company.
5.Transfer Restrictions and Investment Representation.
a..Transfer Restrictions. During the Restriction Period, the shares of Stock subject to the Award and not then vested may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of by the Holder. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void. Notwithstanding the foregoing, the Holder may engage in a permitted transfer to the following persons or entities: (a) the Company; (b) the Holder’s spouse (or former spouse), children or grandchildren (“Immediate Family Members”); (c) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (d) a partnership in which the only partners are (i) such Immediate Family Members and/or (ii) entities which are controlled by Immediate Family Members; provided that in each case, the transfer complies with Section 6.7 of this Agreement. Upon any forfeiture, all rights with respect to the forfeited Stock shall cease and terminate, without any further obligation on the part of the Company. Following any permitted transfer described in (b) or (c), the Stock shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for all applicable purposes of this Agreement the term “Holder” shall be deemed to include the permitted transferee. The Company shall have no obligation to inform any permitted transferee of the vesting or forfeiture of the Stock. Except as otherwise provided in this Agreement, the Company shall have no obligation to register with any federal or state securities commission or agency any Stock that have been transferred by a Holder under this Section 5.1.

b..Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the grant or vesting of the Award is or will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.
6.Additional Terms and Conditions of Award.
a..Adjustment. The number of shares of Stock subject to the Award shall be subject to adjustment in accordance with Section 5.7 of the Plan.
b..Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.
c..Delivery of Stock. Upon the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered to the Holder the vested shares of Stock. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.
d..Award Confers No Rights to Continued Service. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement, give or be deemed to give the Holder any right to continued service with the Company.
e..Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

f..Taxation; Section 83(b) Election. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award. The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice. By accepting this Agreement, the Holder acknowledges his or her understanding that the Holder may file with the Internal Revenue Service an election pursuant to Section 83(b) of the Code (a “Section 83(b) Election”), not later than 30 days after the Grant Date, to include in the Holder’s gross income the Fair Market Value of the unvested shares of Stock subject to the Award as of the Grant Date. Before filing a Section 83(b) Election with the Internal Revenue Service, the Holder shall (i) notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (ii) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such unvested shares, or otherwise make arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.
g..Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns. No person or entity shall be permitted to acquire any Stock without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 5.1 hereof.
h..Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Commercial Metals Company, Attn: Corporate Secretary, 6565 N. MacArthur, Suite 800, Irving, Texas 75039, and if to the Holder, to the mailing address of the Holder set forth on the signature page. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Holder, as the case may be.
i..Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
j..Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Holder in writing. The Holder hereby acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Holder hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.
k..Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.
l..Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
m..Amendment and Waiver. Notwithstanding Section 6.11, the Company may amend the Plan to the extent permitted by the Plan.
n..Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.
o..Representations, Etc. Any spouse of the Holder individually is bound by, and such spouse’s interest, if any, in any Stock is subject to the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.
p..Simultaneous Death. If the Holder and his spouse both suffer a common accident or casualty which results in their respective deaths within 60 days of each other, it shall be conclusively presumed, for the purpose of this Agreement, that the Holder died first and the spouse died thereafter.
q..Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.
r..Dispute Resolution.
(i)Arbitration. All disputes and controversies of every kind and nature between any parties hereto arising out of or in connection with this Agreement or the transactions described herein as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation or breach, shall be submitted to arbitration pursuant to the following procedures:

(1)After a dispute or controversy arises, any party may, in a written notice delivered to the other parties to the dispute, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.
(2)Within 30 days after receipt of such demand, the other parties shall, in a written notice delivered to the first party, name such parties’ arbitrator (who shall be an impartial person). If such parties fail to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the "AAA"). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the method set forth in this Section 6.18 for the original appointment of such arbitrator.
(3)Each party shall bear its own arbitration costs and expenses. The arbitration hearing shall be held in Dallas, Texas at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the AAA shall be incorporated by reference at such hearing and the substantive laws of the State of Texas (excluding conflict of laws provisions) shall apply.
(4)The arbitration hearing shall be concluded within 10 days unless otherwise ordered by the arbitrators and the written award thereon shall be made within 15 days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant to this Agreement shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.
(5)Except as set forth in Section 6.18(b), the parties stipulate that the provisions of this Section 6.18 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or the transactions described herein. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement.
No party to an arbitration may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor will any party to an arbitration disclose to any third party any confidential information disclosed by any other party to an arbitration in the course of an arbitration hereunder without the prior written consent of such other party.

(ii)Emergency Relief. Notwithstanding anything in this Section 6.18 to the contrary, any party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy or to enforce a party’s rights under Section 6.18.
s..Holder’s Representations. Notwithstanding any of the provisions hereof, the Holder hereby agrees that he will not acquire any Stock, and that the Company will not be obligated to issue any Stock hereunder, if the issuance of such shares shall constitute a violation by the Holder or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Holder are subject to all applicable laws, rules, and regulations.
t..Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Holder against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
u..Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
v..Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized officer of the Company, and the Holder, to evidence his or her consent and approval of all the terms of this Agreement, has executed this Agreement, as of the Grant Date.

        COMMERCIAL METALS COMPANY
        By: ______________________________
        Name:
        Title:

Accepted this ___ day of ____________, _____

[NAME]
Address:

Exhibit a

ELECTION TO INCLUDE PROPERTY IN GROSS INCOME
UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

[DATE]

Internal Revenue Service

The undersigned taxpayer hereby elects pursuant to IRC section 83(b) to include in gross income, as compensation for services, the excess of the fair market value (at the time of transfer) of the property described below over the amount paid for the property.

The information required to make this election pursuant to Treas. Reg. § 1.83-2(e) is as follows:
1. a. Taxpayer Name:
        b. Taxpayer Address:

        c. Taxpayer Identification Number:

2. Description of property with respect to which the election is being made:
            shares of Commercial Metals Company Common Stock

3. a. Date on which property was transferred:
        b. Tax year for which the election is being made:

4.Nature of restrictions or risks of forfeiture to which the property is subject:
The shares are subject to a one-year restricted period during which they are subject to restrictions on transfer and may be forfeited on certain terminations of service.

5. Fair market value of property at the time of transfer (determined without regard to  any lapse restriction): $ A SHARE OR $

6. Amount paid by taxpayer for the property: $ NONE

7.Copies of this statement have been furnished to the following person(s) as required by Treas. Reg. 1.83-2(d):  COMMERCIAL METALS COMPANY
            P. O. Box 1046
            Dallas, TX 75221

SIGNATURE
DATE:
A-1